Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2008, with respect to the financial statements and supplemental schedule of the Johnson Outdoors Retirement and Savings Plan on Form 11-K for the years ended December 31, 2007 and 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Johnson Outdoors, Inc. on Form S-8 (No. 033-61285, effective August 13, 1995).

/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
June 27, 2008